                                                                    EXHIBIT 99.1

PRESS RELEASE
--------------------------------------------------------------------------------
SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS:  smith.com

FOR RELEASE
THURSDAY, MAY 2, 2002

CONTACT:      MARGARET K. DORMAN
              CHIEF FINANCIAL OFFICER
              (281) 443-3370



                        SMITH INTERNATIONAL, INC. REPORTS
                              FIRST QUARTER RESULTS

     HOUSTON, Texas (May 2, 2002)... Smith International, Inc. (NYSE: SII) today announced first quarter net income of $28.7 million, or 58 cents per share, on revenues of $827.4 million. The first quarter's results include $7.9 million, or six cents per share after-tax, of operating costs recognized for estimated asset write-downs in Argentina and severance costs incurred during the last half of the quarter. In the comparable prior year period, the Company reported revenues of $865.3 million with earnings of $34.2 million, or 68 cents per share on a diluted basis. The prior year results include the impact of goodwill amortization which, if eliminated in accordance with the current accounting standard, would have resulted in earnings of 72 cents per share on a diluted basis.

     Consolidated revenues for the three months ended March 31, 2002 were four percent below the prior year quarter and compared to a 20 percent decline in the M-I worldwide rig count between the corresponding periods. Revenues associated with 15 acquisitions completed during the prior fiscal year, partially offset the effect of lower drilling activity in the Western Hemisphere markets. Excluding the impact of acquired and divested operations, consolidated revenues declined ten percent from the first quarter of 2001. The majority of the base business revenue decline was reported in Wilson, which has the most significant North American revenue exposure of the Company's operations and was impacted by a 30 percent reduction in North American activity levels.

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     M-I's revenues totaled $396.7 million for the quarter, slightly above the amounts reported in the prior year period, as incremental revenues from acquisitions offset the effect of the decline in drilling activity. Excluding the impact of acquisitions, revenues were seven percent below the prior year period due to a reduction in the number of offshore U.S. shelf-based drilling programs and lower Latin American activity levels, primarily Venezuela, Argentina and Brazil. On a sequential quarter basis, M-I's revenues decreased $33.9 million, or eight percent. Offshore U.S. drilling activity weakened throughout the first quarter, resulting in reduced sales of synthetic drilling fluids.

     Smith Bits reported revenues of $89.5 million, a decrease of 13 percent from the prior year quarter. After excluding the effect of the mining bit operations contributed to an unconsolidated venture in the fourth quarter of 2001, revenues declined eight percent from the prior year period. Although the base revenue reduction was reported in the North American market, where demand for petroleum three-cone drill bits was impacted by a 30 percent decline in the average rig count, the inclusion of several, large international export orders partially offset the lower North American revenue base. On a sequential quarter basis, revenues increased despite the six percent reduction in average drilling activity due to the higher level of export orders that occurred during the quarter.

     Smith Services' revenues were $106.7 million, or 23 percent, above the prior year period. Incremental revenues from acquisitions completed in the last half of 2001 contributed the majority of the year-over-year revenue increase. Base business revenues grew two percent over the prior year quarter, with the majority of the improvement related to higher tubular sales attributable to an alliance with a drill pipe manufacturer. Compared to the fourth quarter of 2001, Smith Services' revenues declined eight percent as lower drilling activity in the United States and Latin America resulted in reduced customer spending, particularly in the drilling and remedial product lines.

     Wilson's revenues for the quarter totaled $234.5 million, 17 percent below the prior year quarter. Approximately 60 percent of the revenue decline related to the C.E. Franklin Ltd. operations, which were impacted by lower Canadian activity levels and the completion of a large customer project in the second half of 2001. Lower sales in Wilson's U.S. operations, which decreased 10 percent from the

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prior year period, also contributed to the reported variance. Declines in drilling and completion activity, plus lower customer spending in the refining and petrochemical markets, accounted for the revenue reduction in the U.S. operations. On a sequential quarter basis, Wilson's revenues declined by 13 percent as a result of lower U.S. drilling and completion activity, decreased project spending in the midstream segment and a reduction in the number of well completions in Canada.

     Commenting on the results, Chairman and CEO, Doug Rock stated, "Smith's first quarter results reflect the deterioration in U.S. activity levels. However, our exposure to the international markets and our positioning in the deepwater Gulf of Mexico helped mitigate the overall impact. In the near-term, I'm encouraged by a number of factors we're seeing in the market, namely the recent change in direction of the domestic rig count. Our Smith Tool Activity Tracking System, or STATS(TM), count has reported higher U.S. drilling activity in six of the past seven weeks, and is currently nine percent above the low point seen in early March 2002."

     Loren Carroll, Executive Vice President, also noted that, "In spite of the lower North American activity levels, our operations reported solid results for the quarter. Sequential oilfield segment operating margins, net of the special charges recorded during the period, decreased less than a percentage point on a seven percent revenue decline. Moreover, our continued focus on improving the balance sheet has generated favorable working capital reductions during the quarter. Excess cash flow has been used to reduce outstanding borrowings, resulting in our debt to total capitalization decreasing to 31 percent at quarter-end."

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.

     Financial highlights follow:
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                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                      Three Months Ended March 31,
                                                                                        2002                2001
-------------------------------------------------------------------------------------------------------------------------

Revenues                                                                           $      827,377      $       865,311
-------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
   Costs of revenues                                                                      585,875              619,222
   Selling expenses                                                                       131,059              123,176
   General and administrative expenses                                                     35,995               33,496
   Goodwill amortization                                                                        -                3,831
-------------------------------------------------------------------------------------------------------------------------

        Total costs and expenses                                                          752,929              779,725
-------------------------------------------------------------------------------------------------------------------------

Operating income                                                                           74,448               85,586

Interest expense, net                                                                      10,016               10,343
-------------------------------------------------------------------------------------------------------------------------

Income before income taxes and minority interests                                          64,432               75,243

Income tax provision                                                                       19,645               24,805
-------------------------------------------------------------------------------------------------------------------------

Income before minority interests                                                           44,787               50,438

Minority interests                                                                         16,057               16,220
-------------------------------------------------------------------------------------------------------------------------

Net income                                                                         $       28,730      $        34,218
=========================================================================================================================

Earnings per share:
   Basic                                                                           $         0.58      $          0.69
=========================================================================================================================
   Diluted                                                                         $         0.58      $          0.68
=========================================================================================================================
   Diluted, excluding impact of goodwill amortization                              $         0.58      $          0.72
=========================================================================================================================

Weighted average shares outstanding:
   Basic                                                                                   49,420               49,844
=========================================================================================================================
   Diluted                                                                                 49,919               50,439
=========================================================================================================================



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                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                                                   March 31,             December 31,
                                                                                     2002                    2001
-------------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)
Current Assets:
  Cash and cash equivalents                                                        $  43,935               $  44,683
  Receivables, net                                                                   723,617                 752,165
  Inventories                                                                        644,567                 653,151
  Other current assets                                                                72,248                  73,032
-------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                           1,484,367               1,523,031
-------------------------------------------------------------------------------------------------------------------------

Property, Plant and Equipment, net                                                   490,197                 488,497

Goodwill, net                                                                        577,124                 574,550

Other Assets                                                                         163,564                 149,750
-------------------------------------------------------------------------------------------------------------------------
    Total Assets                                                                  $2,715,252             $ 2,735,828
=========================================================================================================================

Current Liabilities:
  Short-term borrowings                                                            $ 133,352              $  148,693
  Accounts payable                                                                   262,509                 284,502
  Other current liabilities                                                          194,514                 232,809
-------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                        590,375                 666,004
-------------------------------------------------------------------------------------------------------------------------

Long-Term Debt                                                                       534,420                 538,842

Other Long-Term Liabilities                                                          104,621                  91,531

Minority Interests                                                                   506,240                 490,292

Stockholders' Equity                                                                 979,596                 949,159
-------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Stockholders' Equity                                   $2,715,252              $2,735,828
=========================================================================================================================

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                            SMITH INTERNATIONAL, INC.
                               SUPPLEMENTARY DATA
                                 (In thousands)
                                   (Unaudited)


                                                                                      Three Months Ended March 31,
                                                                                        2002                2001
-------------------------------------------------------------------------------------------------------------------------

Revenues:
    M-I                                                                            $     396,656       $      392,269
    Smith Bits                                                                            89,478              102,787
    Smith Services                                                                       106,736               86,435
-------------------------------------------------------------------------------------------------------------------------
        Oilfield Products and Services                                                   592,870              581,491
    Wilson                                                                               234,507              283,820
-------------------------------------------------------------------------------------------------------------------------

           Total                                                                   $     827,377       $      865,311
=========================================================================================================================

Operating Income:
    Oilfield Products and Services                                                 $      75,939       $       80,401
    Distribution                                                                              68                6,771
    General corporate                                                                     (1,559)              (1,586)
-------------------------------------------------------------------------------------------------------------------------

           Total                                                                   $      74,448       $       85,586
=========================================================================================================================

Other Data:
    Depreciation and amortization                                                  $      21,024       $       22,170
=========================================================================================================================
    Capital spending  (a)                                                          $      25,746       $       28,440
=========================================================================================================================
    EBIT excluding minority interests (b)                                          $      55,540       $       65,634
=========================================================================================================================
    EBITDA excluding minority interests (b)                                        $      72,229       $       83,163
=========================================================================================================================


NOTE (a):
Capital spending is reported gross and not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. Net capital spending was approximately $21.7 million and $25.1 million for the three months ended March 31, 2002 and 2001, respectively.

NOTE (b):
"Earnings before interest and taxes (EBIT) excluding minority interests" and "Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding minority interests" represent the amount of EBIT and EBITDA earned by the Company after reduction for the portion of the respective amounts allocable to the minority interest partners.